UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 1, 2016

LION BIOTECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada
(State of Incorporation)

000-53127	75-3254381
Commission File Number	(I.R.S. Employer Identification No.)

112 W. 34th Street, 17th Floor
New York, NY	10120
(Address of Principal Executive Offices)	(Zip Code)

(212) 946-4856
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On June 2, 2016, Lion Biotechnologies, Inc. (“we,” “us,” “our” and the “company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Quogue Capital, OrbiMed Advisors, Frazier Healthcare Partners, Broadfin Capital and fewer than ten other institutional and accredited investors under which the investors have agreed to purchase $100 million of our securities consisting of 9,684,000 shares of our common stock and 11,368,633 shares of our newly-created Series B Preferred Stock, each at a purchase price of $4.75 per share. Each investment will be split as follows: approximately 46 % will be allocated to the purchase of shares of common stock and approximately 54% will be allocated to the purchase of shares of Series B Preferred Stock. The number shares of common stock to be purchased in the private placement constitutes less than 20% of our outstanding shares of common stock immediately prior to the closing of the private placement.

The closing of the private placement under the Purchase Agreement is expected to occur on or about June 7, 2016, subject to customary closing conditions. There can be no assurance that the closing will occur as planned.

The number of shares of our common stock that any investor may purchase in the private placement may not exceed the difference between 11,611,900 (which represents approximately 19.9% of our outstanding shares of common stock after giving effect to the issuance of the maximum number of shares of our common stock pursuant to the Purchase Agreement) and the number of shares of our common stock beneficially owned by the investor immediately prior to the purchase of shares under the Purchase Agreement.

Series B Preferred Stock

A total of 11,500,000 shares of Series B Preferred Stock have been authorized for issuance under the Certificate of Designation of Rights, Preferences and Privileges of Series B Preferred Stock of Lion Biotechnologies, Inc. (the “Certificate of Designation”). The shares of Series B Preferred Stock have a stated value of $4.75 per share and, following receipt of stockholder approval of the conversion feature, will be convertible into shares of our common stock at an initial conversion price of $4.75 per share. The company intends to solicit stockholder approval of the conversion feature of the Series B Preferred Stock at a meeting of stockholders to be held in the near future.

The Series B Preferred Stock will be entitled to dividends on an as-if-converted basis in the same form as any dividends actually paid on shares of our Series A Convertible Preferred Stock or other securities. So long as the Series B Preferred Stock remains outstanding, we may not redeem, purchase or otherwise acquire any material amount of our Series A Convertible Preferred Stock or other securities.

Upon approval by our stockholders of the conversion feature of the Series B Preferred Stock, the shares of Series B Preferred Stock may, at the option of each holder, be converted at any time or from time to time into shares of our common stock at the conversion price in effect at the time of conversion, except that, subject to certain limited exceptions, no holder of Series B Preferred Stock may convert the Series B Preferred Stock if, after giving effect to the conversion, the holder and all affiliated persons would own beneficially more than 4.99% of our common stock (subject to adjustment up to 9.99% solely at the holder’s discretion upon 61 days’ prior notice to us). The initial conversion price of $4.75 is subject to appropriate adjustment in the event of a stock split, stock dividend, combination or other recapitalization affecting our common stock.

If our stockholders approve of the conversion feature, holders of a majority of the outstanding shares of Series B Preferred Stock will be entitled to elect to convert all of the outstanding shares of the Series B Preferred Stock into shares of common stock, subject to the beneficial ownership limitations of each holder set forth above. Pursuant to the NASDAQ Global Market rules, holders of Series B Preferred Stock will not be entitled to cast votes as to the approval of the conversion feature with respect to any shares of common stock purchased under the Purchase Agreement. If our stockholders do not approve the conversion feature of the Series B Preferred Stock, the shares of Series B Preferred Stock will not become convertible, and will remain outstanding in accordance with the terms of the Certificate of Designation.

Except as otherwise required by law, the holders of Series B Preferred Stock will have no right to vote on matters submitted to a vote of our stockholders. Without the prior written consent of a majority of the outstanding shares of Series B Preferred Stock, however, we may not: (i) amend our articles of incorporation (including the Certificate of Designation) in a manner adverse to the Series B Preferred Stock; (ii) create or authorize the creation of any other security convertible into or exercisable for any equity security ranking as to dividends, redemption or distribution of assets upon a liquidation senior to, the Series B Preferred Stock, or increase the authorized number of shares of Series B Preferred Stock; or (iii) enter into any agreement with respect to any of the foregoing.

In the event of the dissolution and winding up of the company, the proceeds available for distribution to our stockholders will be distributable pari passu among the holders of the shares of our common stock, Series A Convertible Preferred Stock and Series B Preferred Stock, pro rata based upon the number of shares held by each such holder, as if the outstanding shares of our Series A Convertible Preferred Stock and Series B Preferred Stock were convertible, and were converted, into shares of our common stock.

The foregoing description of the rights, preferences and privileges of the Series B Preferred Stock does not purport to describe all of the terms and provisions thereof and is qualified in its entirety by reference to the Certificate of Designations, a copy of which is filed as Exhibit 3.1 to this Report on Form 8-K and is incorporated herein by reference.

Arrangements Regarding Directors

In addition, the Purchase Agreement includes certain provisions requiring that: (i) the number of directors constituting the full board of directors of the company will be increased from five to seven directors; and (ii) Mr. Wayne P. Rothbaum will be appointed to serve on the company’s board of directors and will serve as the Interim Chairman. We also have agreed to appoint Dr. Iain Dukes to our board of directors effective as of a specified future date when he will be available to serve as a director, and that, until the earlier of (i) the date Quogue Capital, LLC, or Quogue, an affiliate of Mr. Rothbaum’s, beneficially owns less than 5% of our outstanding common stock, and (ii) June 30, 2017, which we refer to as the “effective period,” we will take no other action to (x) change the size of the board, (y) amend, in any respect, our articles of incorporation or bylaws, or (z) enter into any agreement to do any of the foregoing, in each case, without the prior written consent of Quogue. During the effective period, we also have agreed that either Mr. Rothbaum or Dr. Dukes will be appointed to each of our Compensation Committee, Audit Committee and Nominating and Governance Committee of our board of directors.

Registration Rights Agreement.

On June 2, 2016, in connection with the Purchase Agreement, we have entered into a registration rights agreement (the “Registration Rights Agreement”) with the investors pursuant to which we have agreed to file with the Securities and Exchange Commission, or the SEC, within 30 days of the closing of the private placement under the Purchase Agreement, a registration statement covering the resale by the investors of the shares of common stock purchased by them. We have also agreed in the Registration Rights Agreement to file with the SEC within 30 days of any stockholders meeting approving the conversion feature of the Series B Preferred Stock, a registration statement covering the resale of the shares of our common stock issuable upon conversion of their shares of Series B Preferred Stock by the holders of shares of Series B Preferred Stock. We have also agreed to use our best efforts to have the respective registration statements declared effective as soon as practicable upon filing, but in any event within 90 days after filing.

The Registration Rights Agreement provides, among other things, that in the event (i) we do not file either registration statement within the prescribed time period, (ii) the SEC does not declare effective either registration statement within the prescribed time period or (iii) either registration statement ceases to be effective under certain circumstances, we will pay to the holders on the occurrence of each such event and for each 30-day period thereafter until the applicable event is cured, an amount in cash equal to 1% of the aggregate amount invested (or outstanding, as specified in greater detail in the Registration Rights Agreement) by the holders under the Purchase Agreement for each 30-day period (prorated for any period of less than 30 days) during which such registration statement was not effective.

Jefferies LLC and Piper Jaffray & Co. acted as joint lead placement agents in connection with the Purchase Agreement, and we have agreed to pay a customary placement fee and reimburse certain expenses of the placement agents.

In connection with the entry into the Purchase Agreement and the placement agent agreement, our officers and directors have agreed not to sell or otherwise dispose of any shares of our common stock for a period ending 60 days after the date of the Purchase Agreement, and we have agreed not to sell or otherwise dispose of any shares of our common stock for a period ending 90 days after the date of the securities purchase agreement, except in each case with the written consent of Jefferies LLC and Piper Jaffray & Co., subject to certain exceptions.

Transaction Documents.

The Purchase Agreement and the Registration Rights Agreement contain ordinary and customary provisions for agreements of this nature, such as representations, warranties, covenants, and indemnification obligations, as applicable. The foregoing descriptions of the agreements do not purport to describe all of the terms and provisions thereof and are qualified in their entirety by reference to the agreements, the forms of which are filed as Exhibits 10.1 and 10.2, respectively, to this Report on Form 8-K and are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The description in Item 1.01 above regarding the securities to be sold pursuant to the Purchase Agreement is incorporated herein by reference. The securities were offered and will be sold by us in a transaction not involving a public offering and in compliance with exemptions from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, as they were offered and will be sold to qualified institutional investors and accredited investors only, without a view to distribution, and not by means of any general solicitation or advertisement.

Item 3.03	Material Modification to Rights of Security Holders.

The descriptions in Item 1.01 above and Item 5.03 below regarding the filing of the Certificate of Designation are incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Executive Officer

On June 1, 2016, we entered into an employment agreement with Maria Fardis, Ph.D., under which Dr. Fardis will serve as our President and Chief Executive Officer. Dr. Fardis succeeds Elma Hawkins, Ph.D., who previously served as President and Chief Executive Officer of our company as discussed further below.

In her employment agreement, we have agreed to pay Dr. Fardis an annual base salary of $500,000 and a signing bonus of $150,000. In addition, on June 1, 2016, we granted to Dr. Fardis under our 2014 Equity Incentive Plan stock options to purchase an aggregate of 500,000 shares of our common stock. On June 3, 2016, we also entered into a restricted stock unit agreement with Dr. Fardis pursuant to which we granted her 550,000 non-transferrable restricted stock units as an inducement of employment pursuant to the exception to The NASDAQ Global Market rules that generally require stockholder approval of equity incentive plans. Dr. Fardis’s stock options have an exercise price per share of $5.87, the fair market value of our common stock at the close of trading on June 1, 2016, and will vest in installments as follows: (i) 137,500 restricted stock units will vest upon the first anniversary of the effective date of her employment agreement; (ii) 275,000 restricted stock units will vest upon the satisfaction of certain clinical trial milestones; and (iii) 137,500 restricted stock units will vest in equal monthly installments over the 36-month period following the first anniversary of the effective date of her employment, in each case, provided that Dr. Fardis has been continuously employed with us as of such vesting dates. Dr. Fardis will also be eligible to participate in our annual incentive compensation program as approved by our board of directors, with target potential annual incentive compensation of 50% of her base annual salary.

If we terminate Dr. Fardis’s employment agreement without “cause,” (as defined in the employment agreement) during the first six months of her employment, Dr. Fardis will be entitled to receive her base salary through the date of termination, and any incentive compensation that was earned to the date of termination, plus two months’ base salary for each full month between the effective date and the date of termination of her employment. If we terminate Dr. Fardis’ employment without “cause,” or she terminates her employment for “good reason” after the initial six months of her employment, in addition to aforementioned payments, there will be a twelve-month acceleration of her unvested stock options and unvested time-based restricted stock units, and she will have twelve months from the date of termination within which to exercise her vested options. In that event, Dr. Fardis also will be entitled to receive a severance payment equal to twelve months’ base annual salary and a full year’s incentive compensation.

In the event of a “change of control” (as defined in the employment agreement) of the company, all of Dr. Fardis’s unvested time-based stock options and all unvested restricted stock units will vest immediately, whether or not her employment is terminated. If, either before or after a change in control, Dr. Fardis’s employment is terminated by us for any reason other than “cause” or she were to terminate her employment for “good reason,” Dr. Fardis will be entitled to receive all of the cash payments she would be entitled to receive in the event we were to terminate her employment without “cause.”

Dr. Fardis served as the Chief Operating Officer of Acerta Pharma, LLC, a clinical-stage biopharmaceutical company, from January 2015 to March 2016. From 2011 to 2014, she worked at Pharmacyclics, Inc., which she joined as Senior Director of Global Project Management, and was promoted to Vice President, Alliance and Global Project Management in December 2011, was appointed Executive Vice President, Alliances and Operations in September 2012 and was appointed Chief of Oncology Operations and Alliances in March 2013. Prior to joining the Pharmacyclics, from August 2001 to April 2012, Dr. Fardis held increasingly senior positions in Medicinal Chemistry and the project and portfolio management department at Gilead Sciences, Inc., most recently serving as Associate Director, Project and Portfolio Management. Dr. Fardis received her Ph.D. in Organic Chemistry from University of California Berkeley and her B.S. from the University of Illinois, Urbana-Champaign. Dr. Fardis holds an MBA from Golden Gate University.

Dr. Fardis’ employment agreement will be filed by either as an amendment to this Form 8-K or in our next periodic filing.

Separation Agreement

In connection with Dr. Hawkins’ amicable separation from the company, we have agreed to pay Dr. Hawkins $188,462 representing all salary, accrued and unused and unpaid vacation, a prorated portion of her annual incentive compensation through June 5, 2016 and, as required by her employment agreement, $500,000 as a severance payment. Dr. Hawkins will, however, continue to provide advisory services to our board of directors for at least three months. Dr. Hawkins will be paid $10,000 per month for her advisory services.

In connection with Dr. Hawkins’ separation, we and Dr. Hawkins have agreed to cancel option grants made to her in 2014 to purchase 225,000 shares of our common stock at exercise prices of $5.60 and $6.70, respectively, per share, and to grant her two-year options to purchase 125,000 shares of our common stock at an exercise price of $6.70 and an option to purchase 91,061 shares of the Company’s stock at an exercise price of $5.87 a share. Dr. Hawkins also agreed to cancel options to purchase 8,939 shares in exchange for $38,000.

A copy of Dr. Hawkins’ severance agreement and board advisers agreement are attached hereto as Exhibits 10.3 and 10.4 and are incorporated herein by reference. The foregoing description of Dr. Hawkins’ severance agreement is qualified in its entirety by reference to the full text of Dr. Hawkins’ severance and adviser agreements attached as exhibits hereto.

Appointment of Directors

Effective June 1, 2016, Dr. Fardis also was appointed to our board of directors in accordance with her employment agreement to fill the vacancy created by Dr. Hawkins’ departure.

On June 1, 2016, we increased the authorized number of our directors from five to seven and agreed to appoint Mr. Rothbaum to serve as the Interim Chairman of the board of directors as of the closing under the Purchase Agreement. We also agreed to appoint Dr. Dukes to serve as a director beginning as of a specified future date. Messrs. Rothbaum and Dukes will be appointed pursuant to the understandings set forth in the Purchase Agreement described in Item 1.01, above, which description is incorporated herein by reference.

Mr. Rothbaum is currently the President of Quogue Capital LLC, a life sciences investment fund he founded in 2001. Beginning in 2012, Mr. Rothbaum served as the co-founder and largest investor of Acerta Pharma, B.V., a Dutch biotech focused on developing selective, covalent small molecules to treat cancer and inflammation. Acerta Pharma was sold to Astra Zeneca in February 2016. From February 2013 until its sale in February 2016, Mr. Rothbaum served as the executive chairman of Acerta Pharma. From 1993 until 2001, Mr. Rothbaum led the biotechnology practice at the strategic consulting firm The Carson Group. Mr. Rothbaum graduated Phi Beta Kappa from Binghamton University in 1990 with a dual major in political science and psychology and received his Master’s degree in international economics from The George Washington University.

Our board of directors believes that Mr. Rothbaum is highly qualified to serve as a director on the basis of his business background and education, his investment experience as the manager of an investment fund focused on the life sciences industry, and his experience serving in a leadership capacity with other biotechnology companies.

Dr. Dukes previously served as Senior Vice-President and Head of Business Development and Licensing for Merck Research Laboratories through May 2016. He joined Merck in August 2013. Prior to joining Merck, Dr. Dukes was Vice-President of External Research & Development at Amgen, from August 2010 to August 2013. From 2007 to 2010, Dr. Dukes was the President and Chief Executive Officer, and a member of the board of directors, of Essentialis Therapeutics, a clinical stage biotechnology company focused on the development of breakthrough medicines for the treatment of rare metabolic diseases. From 2000 to 2007, Dr. Dukes was Vice President of Scientific and Tecnology Licensing at GlaxoSmithKline, and prior to that, from 1990 to 1999, he held various positions at Glaxo Wellcome, including Head of Exploratory Development for Metabolic and Urogenital Diseases and Head of Ion Channel Drug Discovery Group. Dr. Dukes holds Master of Jurisprudence and Doctorate of Philosophy degrees from the University of Oxford, a Master of Science degree in Cardiovascular Studies from the University of Leeds and a Bachelor of Science degree in Pharmacology from the University of Bath.

Because of his extensive experience in the pharmaceutical industry, including in senior management roles, Dr. Dukes is exceptionally well-qualified to serve on our board of directors.

Retention Plan

On June 1, 2016, our board of directors authorized and approved a form of retention bonus agreement to be entered into between us and selected officers and employees. The retention bonus agreement will provide for the payment of cash bonuses in two installments if the officer or employee remains employed with us through December 31, 2016 and June 30, 2017, respectively. Further, a participating officer or employee whose employment is terminated by us without cause prior to the specified retention dates will be entitled to such retention bonus as if he or she remained employed with us through such dates. Additionally, in the event of a “change in control” (as defined in the bonus agreement) of the company, the officer or employee will be entitled to receive his or her full retention bonuses less any portion previously paid. The following indicates our named executive officers who will participate in the retention bonus arrangement:

Named Executive Officer	Bonus Payable as of December 31, 2016	Bonus Payable as of June 30, 2017
Molly Henderson	$100,000	$100,000
Michael Lotze	$100,000	$100,000
Steven Fischkoff	$100,000	$100,000

The foregoing description of the form of retention bonus agreement is a summary and is qualified in its entirety by reference to the full text of the form of retention bonus agreement, a copy of which is filed as Exhibit 10.5 hereto and is incorporated herein by reference.

Amendment to Chief Financial Officer’s Employment Agreement

On June 1, 2016, we agreed to amend the employment agreement of Molly Henderson, our Chief Financial Officer, to (i) increase her annual base salary to $350,000, (ii) grant her an additional stock option for the purchase of up to 150,000 shares of common stock, and (iii) increase her target potential annual incentive compensation to 40% of her base annual salary. The stock options have an exercise price of $5.87 per share, the fair market value of the common stock on June 1, 2016. Provided that Ms. Henderson is still employed with us on the following dates, the foregoing stock options will vest as follows: Options for the purchase of 50,000 shares shall vest on June 1, 2017; and thereafter the remaining shares shall vest in equal quarterly installments over the next two years.

The foregoing amendment to Ms. Henderson’s employment agreement will be filed by either as an amendment to this Form 8-K or in our next periodic filing.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Prior to the scheduled closing date of the private placement described in Item 1.01 above, we intend to amend our articles of incorporation by filing in the Office of the Secretary of State of Nevada the Certificate of Designation. The description of the rights and preferences of the Series B Preferred Stock in Item 1.01 of this Report is incorporated herein by reference.

Item 8.01	Other Events.

On June 3, 2016, we issued two press releases announcing the foregoing events. Copies of the press releases are attached to this report as Exhibits 99.1 and 99.2.

Item 9.01	Financial Statements And Exhibits

(d)	Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Rights, Preferences and Privileges of Series B Preferred Stock of Lion Biotechnologies, Inc.“, to be filed with the Secretary of State of Nevada prior to the closing of the private placement.

10.1	Form of Securities Purchase Agreement, dated June 2, 2016, among Lion Biotechnologies, Inc. and the Investors thereunder

10.2	Form of Registration Rights Agreement, dated June 2, 2016, by and among Lion Biotechnologies, Inc. and the Investors thereunder.

10.3	Severance Agreement and General Release, dated June 1, 2016, between Lion Biotechnologies, Inc. and Dr. Elma Hawkins

10.4	Board Adviser Agreement, dated June 1, 2016, between Lion Biotechnologies, Inc. and Dr. Elma Hawkins

10.5	Form of Retention Bonus Agreement

99.1	Press Release issued by Lion Biotechnologies, Inc. on June 3, 2016

99.2	Press Release issued by Lion Biotechnologies, Inc. on June 3, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2016	LION BIOTECHNOLOGIES, INC.

	By:	/s/ MOLLY HENDERSON
Molly Henderson, Chief Financial Officer